EXHIBIT 99.1

                   TALK AMERICA RAISES FOURTH QUARTER GUIDANCE

                   EBITDA GUIDANCE RAISED TO $16 - $18 MILLION
             LOCAL LINE COUNT EXPECTED TO BE AT TOP END OF GUIDANCE
                     REVENUE EXPECTED TO BE WITHIN GUIDANCE
         SHAREHOLDERS' EQUITY EXPECTED TO BE BETWEEN $20 AND $25 MILLION

RESTON, VA-JANUARY 13, 2003-- TALK AMERICA (NASDAQ: TALK), an integrated communications provider, said today that, based on preliminary financial results, it expects fourth quarter EBITDA to be in the range of $16 - $18 million (excluding the benefit of certain positive one-time events), exceeding prior guidance of $14 - $16 million. In addition, the Company expects billed local lines to be at the top end of its prior guidance of 315,000 - 330,000 lines, bundled revenues to be within the prior guidance of $48 - $53 million and long distance revenues to be within the prior guidance of $27 - $32 million. The Company expects to record a non-cash deferred income tax benefit in the fourth quarter 2002 in connection with the reversal of a deferred tax valuation allowance of approximately $20 million. As a result of this benefit, together with the gain resulting from the previously announced restructuring of the 8% Convertible Notes and income from operations, the Company expects to have positive net worth of between $20 and $25 million as of December 31, 2002. In addition, the Company's cash balance at December 31, 2002 was approximately $33 million.

The Company is scheduled to announce fourth quarter 2002 operating results after the market closes on Tuesday, February 4, 2003. Talk America Senior Management will host a conference call to discuss the quarter at 5:00 p.m. ET on Tuesday, February 4, 2003. The call can be accessed by dialing the following: US 800-621-5340, International 212-748-2718. A replay of the call will be available through 7:00 p.m. ET on February 11, 2003 by dialing the following: US 800-633-8284, International 402-977-9140. The reservation number for the replay is 21107626.

Additionally, a live web simulcast of the conference call will be available online at www.talk.com and www.streetevents.com.

ABOUT  TALK  AMERICA
--------------------

Talk America is an integrated communications provider marketing a bundle of local and long distance services to residential and small business customers utilizing its proprietary "real-time" online billing and customer service platform. Talk America has added local service to its offerings, after ten years as a long distance provider. The Company delivers value in the form of savings, simplicity and quality service to its customers based on the efficiency of its low-cost, nationwide network and the effectiveness of its systems that interface electronically with the Bell Operating Companies. For further information, visit the Company online at: www.talk.com.

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and the Company's actual results could differ materially from the Company's expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under its direct marketing channels and its agreements with its various marketing partners, failure to manage the nonpayment of the Company's bills to its customers for bundled and long distance services, attrition in the number of end users, failure or difficulties in managing the Company's operations, including attracting and retaining qualified personnel, failure of the Company to be able to expand its active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure of the Company to manage its collection management systems and credit controls for customers, interruption in the Company's network and information systems, failure of the Company to provide adequate customer service, and changes in government policy, regulation and enforcement and adverse judicial interpretations and rulings relating to regulations and enforcement.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in its Annual Report on Form 10-K for the year-ended December 31, 2001, as amended by its Form 10-K/A filed April 12, 2002 and Form 10-Q for the quarter ended September 30, 2002 and any subsequent filings. The Company undertakes no obligation to update its forward-looking statements.

CONTACT:
David  G.  Zahka
Chief  Financial  Officer
(215)  862-6849
dzahka@talk.com